          As filed with the Securities and Exchange Commission on August 6, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                           WIRE ONE TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------

           Delaware                                          77-0312442
 (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                                 225 Long Avenue
                           Hillside, New Jersey 07205
                    (Address of Principal Executive Offices)

                            2000 Stock Incentive Plan

                            (Full Title of the Plan)
                 ----------------------------------------------

                                  Richard Reiss
                  Chairman, President, Chief Executive Officer

                           WIRE ONE TECHNOLOGIES, INC.
                                 225 Long Avenue
                           Hillside, New Jersey 07205
                     (Name and Address of Agent for Service)

                                 (973) 282-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                           Michael J.W. Rennock, Esq.
                             Morrison & Foerster LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 468-8000
               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                  Amount            Proposed Maximum       Proposed Maximum           Amount of
Title of Securities to be          to be             Offering Price       Aggregate Offering        Registration
        Registered              Registered             Per Share                 Price                   Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par
value per share
                                          4,000              $ 1.94 (2)            $ 7,760 (2)                 $ 1.94
                                          5,000              $ 2.35 (2)           $ 11,750 (2)                 $ 2.94
                                         25,000              $ 2.44 (2)           $ 61,000 (2)                $ 15.25
                                          4,000              $ 2.56 (2)           $ 10,240 (2)                 $ 2.56
                                          8,000              $ 2.62 (2)           $ 20,960 (2)                 $ 5.24
                                          1,000              $ 2.75 (2)            $ 2,750 (2)                  $ .69
                                         20,200              $ 3.00 (2)           $ 60,600 (2)                $ 15.15
                                          1,750              $ 3.19 (2)            $ 5,582 (2)                 $ 1.40
                                         80,000            $ 3.8125 (2)          $ 305,000 (2)                $ 76.25
                                        840,000              $ 3.94 (2)        $ 3,309,600 (2)               $ 827.40
                                        250,000            $ 4.0625 (2)        $ 1,015,625 (2)               $ 253.91
                                         15,000              $ 4.12 (2)           $ 61,800 (2)                $ 15.45
                                        281,500              $ 4.13 (2)        $ 1,162,595 (2)               $ 290.65
                                          8,000              $ 4.28 (2)           $ 34,240 (2)                 $ 8.56
                                          1,000             $ 4.375 (2)            $ 4,375 (2)                 $ 1.09
                                        300,999              $ 5.50 (2)        $ 1,655,495 (2)               $ 413.87
                                        240,000              $ 5.00 (2)        $ 1,200,000 (2)               $ 300.00
                                        150,000               $5.30 (2)           $795,000 (2)               $ 198.75
                                        764,551             $ 5.905 (1)        $ 4,514,674 (1)             $ 1,128.67

TOTAL                          3,000,000 shares                                                            $ 3,559.77
-----                          ----------------                                                            ----------

================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices of the Registrant's Common Stock quoted on the Nasdaq National Market on August 2, 2001.
(2) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise price of outstanding options in accordance with Rule 457(h) under the Securities Act.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

       The following documents filed by Wire One Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

       (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

       (3) The Registrant's definitive Proxy Statement on Schedule 14A dated April 26, 2001 and filed with the Commission on May 15, 2001, together with all supplemental material filed thereto.

       (4) The Registrant's Current Report on Form 8-K filed with the Commission on August 1, 2001.

       (5) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission on July 28, 2000, Commission File No. (333-42518) and all amendments thereto filed for the purpose of updating such description.


       All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

       Not applicable.

Item 5.    Interests of Named Experts and Counsel.

       Not applicable.

Item 6.    Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except:
(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

       The Company's Certificate of Incorporation provides indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

Item 7.    Exemption From Registration Claimed.

       Not applicable.

Item 8.    Exhibits.

       5.1      Opinion of Morrison & Foerster LLP.

       23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

       23.2     Consent of BDO Seidman LLP, Independent Auditors.

       24.1     Power of Attorney (See page 6).

Item 9.    Undertakings.

         (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, Wire One Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of New Jersey, on August 6, 2001.


                             WIRE ONE TECHNOLOGIES, INC.

                             By:      /s/  Richard Reiss
                                 -----------------------------------------
                                 Richard Reiss
                                 Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Richard Reiss and Jonathan Birkhahn, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant as of this 6th day of August, 2001 in the capacities indicated.


 Signature                                               Title
 ---------                                               -----

   /s/  Richard Reiss
-------------------------------------------------------  Chairman, President and Chief Executive Officer
 Richard Reiss                                           (Principal Executive Officer)

   /s/  Christopher Zigmont
-------------------------------------------------------  Chief Financial Officer
 Christopher Zigmont                                     (Principal Financial and Accounting Officer)

   /s/  Leo Flotron
-------------------------------------------------------
 Leo Flotron                                             Chief Operating Officer and Director

-------------------------------------------------------  Executive Vice President Business Affairs, General
 Jonathan Birkhahn                                       Counsel, Secretary and Director

   /s/  Louis Capolino
-------------------------------------------------------
 Louis Capolino                                          Director

-------------------------------------------------------
 Dean Hiltzik                                            Director

   /s/  James Kuster
-------------------------------------------------------
 James Kuster                                            Director

   /s/  Peter N. Maluso
-------------------------------------------------------
 Peter N. Maluso                                         Director

                                INDEX TO EXHIBITS



Exhibit
Number                              Description
------                              -----------

5.1               Opinion of Morrison & Foerster LLP.

23.1              Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2              Consent of BDO Seidman LLP, Independent Auditors.

24.1              Power of Attorney (See page 6).